Exhibit 25(j)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250—0677

(Name, address and telephone number of agent for service)

FLORIDA POWER & LIGHT COMPANY

 (Exact name of obligor as specified in its charter)

Florida	59-0247775
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

700 Universe Boulevard

Juno Beach, Florida 33408

Telephone: (561) 694-4000

(Address and telephone number of Registrant’s principal executive offices)

First Mortgage Bonds

(Title of the Indenture securities)

Item 1.                                                         General Information.

Furnish the following information as to the trustee.

(a)                                      Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.                                                         Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.                                 Not Applicable

Item 16.                                                  List of Exhibits.

Exhibit 1 -                                                  Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -                                                  Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -                                                  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -                                                  Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -                                                  Not applicable.

Exhibit 6 -                                                  Consent of Bankers Trust Company required by Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -                                                  The latest report of condition of Deutsche Bank Trust Company Americas dated as of March 31, 2012. Copy attached.

Exhibit 8 -                                                  Not Applicable.

Exhibit 9 -                                                  Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 1st day of August, 2012.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Carol Ng
Vice President

FFIEC 031 Legal Title of Bank Page RC-1a 15a Schedule RC—Continued Dollar Amounts in Thousands Tril | Bil | Mil | Thou LIABILITIES 13. Deposits: RCON a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) 2200 13.a (1) Noninterest-bearing (1) 6631 13.a.1 (2) Interest-bearing 6636 13.a.2 b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN (from Schedule RC-E, part II) 2200 13.b (1) Noninterest-bearing 6631 13.b.1 (2) Interest-bearing 6636 13.b.2 14. Federal funds purchased and securities sold under agreements to repurchase: RCON a. Federal funds purchased in domestic offices (2) B993 14.a RCFD b. Securities sold under agreements to repurchase (3) B995 14.b 15. Trading liabilities (from Schedule RC-D) 3548 15 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) 3190 16 17. and 18. Not applicable 19. Subordinated notes and debentures (4) 3200 19 20. Other liabilities (from Schedule RC-G) 2930 20 21. Total liabilities (sum of items 13 through 20) 2948 21 22. Not applicable (1) Includes noninterest-bearing demand, time, and savings deposits. (2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” (3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity. (4) Includes limited-life preferred stock and related surplus. DEUTSCHE BANK TRUST COMPANY AMERICAS FDIC Certificate Number: 00623 18,643,000 13,250,000 5,393,000 6,336,000 2,105,000 4,231,000 4,315,000 0 228,000 264,000 0 1,371,000 31,157,000

FFIEC 031 Legal Title of Bank Page RC-1a 15a Schedule RC—Continued Dollar Amounts in Thousands Tril | Bil | Mil | Thou LIABILITIES 13. Deposits: RCON a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) 2200 13.a (1) Noninterest-bearing (1) 6631 13.a.1 (2) Interest-bearing 6636 13.a.2 b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN (from Schedule RC-E, part II) 2200 13.b (1) Noninterest-bearing 6631 13.b.1 (2) Interest-bearing 6636 13.b.2 14. Federal funds purchased and securities sold under agreements to repurchase: RCON a. Federal funds purchased in domestic offices (2) B993 14.a RCFD b. Securities sold under agreements to repurchase (3) B995 14.b 15. Trading liabilities (from Schedule RC-D) 3548 15 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) 3190 16 17. and 18. Not applicable 19. Subordinated notes and debentures (4) 3200 19 20. Other liabilities (from Schedule RC-G) 2930 20 21. Total liabilities (sum of items 13 through 20) 2948 21 22. Not applicable (1) Includes noninterest-bearing demand, time, and savings deposits. (2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” (3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity. (4) Includes limited-life preferred stock and related surplus. DEUTSCHE BANK TRUST COMPANY AMERICAS FDIC Certificate Number: 00623 18,643,000 13,250,000 5,393,000 6,336,000 2,105,000 4,231,000 4,315,000 0 228,000 264,000 0 1,371,000 31,157,000

FFIEC 031 Legal Title of Bank Page RC-2 16 EQUITY CAPITAL Bank Equity Captal RCFD Tril | Bil | Mil | Thou 23. Perpetual preferred stock and related surplus 3838 23 24. Common stock 3230 24 25. Surplus (excludes all surplus related to preferred stock) 3839 25 26. a. Retained earnings 3632 26.a b. Accumulated other comprehensive income (5) B530 26.b c. Other equity capital components (6) A130 26.c 27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 27.a b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 27.b 28. Total equity capital (sum of items 27.a and 27.b) G105 28 29. Total liabilities and equity capital (sum of items 21 and 28) 3300 29 Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external RCFD Number auditors as of any date during 2011 6724 M.1 1 = Independent audit of the bank conducted in accordance with generally 4 = Directors' examination of the bank conducted in accordance with accepted auditing standards by a certified public accounting firm generally accepted auditing standards by a certified public which submits a report on the bank accounting firm (may be required by state chartering authority) 2 = Independent audit of the bank's parent holding company conducted in 5 = Directors' examination of the bank performed by other external accordance with generally accepted auditing standards by a certified auditors (may be required by state chartering authority) public accounting firm which submits a report on the consolidated 6 = Review of the bank's financial statements by external auditors holding company (but not on the bank separately) 7 = Compilation of the bank's financial statements by external auditors 3 = Attestation on bank management's assertion on the effectiveness of the bank's 8 = Other audit procedures (excluding tax preparation work) internal control over financial reporting by a certified public accounting firm. 9 = No external audit work To be reported with the March Report of Condition. RCON MM / DD 2. Bank's fiscal year-end date 8678 M.2 (5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments. (6) Includes treasury stock and unearned Employee Stock Ownership Plan shares. DEUTSCHE BANK TRUST COMPANY AMERICAS FDIC Certificate Number: 00623 0 2,127,000 591,000 5,694,000 26,000 0 8,438,000 244,000 8,682,000 39,839,000 1 12/31